UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2014

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (the “Company”) amended the Glu Mobile Inc. 2014 Executive Bonus Plan (the “Bonus Plan”) in order to make the goals for Matthew Ricchetti, the Company’s President of Studios, consistent with those of the Company’s other executive officers. The Committee determined that Mr. Ricchetti should have the same 2014 Annual Non-GAAP Revenues and 2014 Annual EBITDA goals as the Company’s other executive officers, which are based upon all non-GAAP revenues and Adjusted EBITDA generated by the Company in 2014. Previously, these goals for Mr. Ricchetti were based solely upon the non-GAAP revenues and operating profit generated by the Company studios under Mr. Ricchetti’s supervision, rather than by the financial results of the Company as a whole.

In addition, on February 10, 2014, the Compensation Committee amended the Bonus Plan to add Scott Leichtner, the Company’s Vice President and General Counsel, as a participant under the Bonus Plan. The target and maximum bonus amounts for Mr. Leichtner under the Bonus Plan are set forth in the table below:

Executive Officer	2014 Target Percentage	2014 Maximum Percentage	2014 Salary	2014 Target Bonus	2014 Maximum Bonus
Scott Leichtner	35%	70%	$246,750	$86,362.50	$172,725

The foregoing description of the Bonus Plan, as amended, is qualified in its entirety by reference to the actual terms of the Bonus Plan, which is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01	Glu Mobile Inc. 2014 Executive Bonus Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014	GLU MOBILE INC.

	By:	/s/ Scott J. Leichtner
Scott J. Leichtner
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.01	Glu Mobile Inc. 2014 Executive Bonus Plan, as amended.